EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is entered into by Chris C. White (hereinafter referred to as “Executive”) and Tego Cyber Inc., its parent, affiliates, subsidiaries, officers, directors, and managers (hereinafter referred to as “Tego” or “Employer”).

RECITALS

A. Executive has been employed by Tego as its Chief Information Security Officer and he is a member of Tego’s Board of Directors;

B. Executive’s employment as the Chief Information Officer was terminated effective March 1, 2023 (the “Termination Date”), the termination did not affect Executive’s position as a member of Tego’s Board of Directors, which shall remain in effect until such time as his successor is duly nominated and appointed;

C. Tego wishes to offer Executive a separation package in exchange for the Executive’s agreement clarifying and resolving any disputes that may exist between the Executive and Tego arising out of the employment relationship and the ending of that relationship, and any continuing obligations of the parties to one another following the end of the employment relationship; and,

D. Each of the undersigned parties to this Agreement has had ample opportunity to review the facts and law relevant to this issue, has consulted fully and freely with competent counsel of its choice if desired, and has entered this Agreement knowingly and intelligently without duress or coercion from any source.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1. Employment Ending Date and Responsibilities. Executive’s employment with Tego ended on March 1, 2023. The Employment Agreement between Tego and Executive dated January 3, 2022 is of no further force or effect and deemed terminated. Other than those duties relating to Executive’s responsibilities as a member of Tego’s Board of Directors, Executive has no further employment duties to Tego, and in that regard Executive acknowledges that Tego does not owe him any compensation, including in the way of bonus compensation or otherwise, except as defined in this Agreement.

2. Payments by Employer. In exchange for the conditions contained in this Agreement, Tego will issue to Executive 100,000 restricted shares of Tego’s common stock. This will be issued to Executive within 15 business days after the Effective Date, as defined below.

3. Valid Consideration. Executive and Tego agree that the offer of severance pay by Tego to Executive described in the preceding paragraph is not required by Tego’s policies or procedures or by any pre-existing contractual obligation of Tego or by any statute, regulation, or ordinance, and is offered by Tego solely as consideration for this Agreement. In the event Executive fails to abide by the terms of this Agreement, Tego may elect, at its option and without waiver of other rights or remedies it may have, not to pay or provide any unpaid severance payments, and to seek to recover previously paid severance pay.

4. Non-Qualified Stock Option Grant. Executive agrees to forfeit any right to exercise any portion of the non-qualified stock options granted to him that have vested as of the Termination Date, subject to the terms of the Company’s 2021 Equity Compensation Plan.No further options shall vest. Executive shall execute all documents necessary to reflect the cancellation or forfeiture of such options as requested.

5. Performance Stock Unit Grant. Executive agrees to forfeit any right to exercise any portion of the performance stock units (“PSU”) granted to him that have vested as of the Termination Date, subject to the terms of the Company’s 2021 Equity Compensation Plan. No further PSU’s shall vest. Executive shall execute all documents necessary to reflect the cancellation or forfeiture of such PSU grants as requested. Executive expressly acknowledges he will not receive any shares of common stock that may have been deemed vested or issuable under any PSUs.

1

6. Executive’s Release of Tego Executive expressly waives any claims against Tego (including, for purposes of this paragraph 6, all parents, affiliates, subsidiaries, officers, directors, stockholders, managers, Executives, agents, investors, and representatives) and releases Tego (including its parents, affiliates, subsidiaries, officers, directors, stockholders, managers, executives, agents, investors, and representatives) from any claims, whether known or unknown, which existed or may have existed at any time up to the date of this Agreement, including claims related in any way to Executive’s employment with Tego or the ending of that relationship. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on Tego’s right to terminate Executives, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Executive agrees to indemnify and hold Tego harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys’ fees incurred by Tego or arising out of any breach of this Agreement by Executive or resulting from any representation made herein by Executive that was false when made. This waiver and release shall not preclude either party from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

Executive represents that Executive has not filed any complaints, charges, or lawsuits against Tego with any governmental agency or any court, and agrees that Executive will not initiate, assist, or encourage any such actions, except as required by law. Executive further agrees that if a commission, agency, or court assumes jurisdiction of such claim, complaint, or charge against Tego on behalf of Executive, Executive will request the commission, agency or court to withdraw from the matter.

Executive represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

7. Tego’s Release of Executive. Tego expressly waives any claims against Executive (including, for purposes of this paragraph 6, all parents, affiliates, subsidiaries, officers, directors, stockholders, managers, executives, agents, investors, and representatives) and releases Executive (including its parents, affiliates, subsidiaries, officers, directors, stockholders, managers, executives, agents, investors, and representatives) from any claims, whether known or unknown, which existed or may have existed at any time up to the date of this Agreement, including claims related in any way to Executive’s employment with Tego or the ending of that relationship. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on Tego’s right to terminate Executive, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Tego agrees to indemnify and hold Executive harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys’ fees incurred by Executive or arising out of any breach of this Agreement by Tego or resulting from any representation made herein by Tego that was false when made. This waiver and release shall not preclude either party from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

2

Tego represents that it has not filed any complaints, charges, or lawsuits against Executive with any governmental agency or any court, and agrees that Tego will not initiate, assist, or encourage any such actions, except as required by law. Tego further agrees that if a commission, agency, or court assumes jurisdiction of such claim, complaint, or charge against Executive on behalf of Tego, Tego will request the commission, agency or court to withdraw from the matter.

Tego represents and warrants that it is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

8. No Admission of Wrongdoing. This Agreement shall not be construed as an admission by Tego of any wrongful act, unlawful discrimination, or breach of contract, and Tego specifically disclaims any liability to or discrimination against Executive or any other person.

9. Non-Disparagement. Executive agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding Tego, its business or related activities, or the relationship between the parties.

10. Return of Property. Executive confirms that Executive has or will immediately, upon the Termination Date, return to Employer all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from Employer or any of its current or former Executives or generated by Executive in the course of employment.

11. Breach or Default. In the event of any breach or default under this Agreement by Executive, Tego may suffer irreparable damages and have no adequate remedy at law. In the event of any threatened or actual breach or default, Tego shall be entitled to injunctive relief, specific performance, and other equitable relief. The rights and remedies of Tego under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to Tego under any other provision of this Agreement, by law, or otherwise. Any party’s failure to enforce this Agreement in the event of one or more events that violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

12. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and terminates and supersedes any and all prior agreements, understandings and representations, whether written or oral, by or between the parties hereto or their affiliates.

14. Governing Law. This Agreement will be governed by and construed exclusively in accordance with the laws of the State of Nevada without reference to its choice of law principles. Any disputes arising under this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada.

15. Knowing and Voluntary Agreement. Executive agrees that Executive has carefully read and fully understands all aspects of this Agreement including the fact that this Agreement releases any claims that Executive might have against Employer. Executive agrees that Executive has not relied upon any representations or statements not set forth herein or made by Employer’s agents or representatives. Finally, Executive agrees that Executive has been advised to consult with an attorney prior to executing the Agreement, and that Executive has either done so or knowingly waived the right to do so, and now enters into this Agreement without duress or coercion from any source.

16. Periods for Signing and Revocation. Executive acknowledges that he has been provided the opportunity to consider for 21 days whether to enter this Agreement and has voluntarily chosen to enter the Agreement on this date. Executive may revoke this Agreement for a period of 7 days following the execution of this Agreement; this Agreement shall become effective following expiration of this 7-day period (the “Effective Date”).

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

TEGO CYBER INC.

By:	/s/ Shannon Wilkinson
Name:	Shannon Wilkinson
Title:	President & CEO
Date:	March 20, 2023

EXECUTIVE

By:	/s/ Chris C. White
Name:	Chris C. White
Date:	March 20, 2023

4